Exhibit (a)(iii)

EVANSTON MULTI-ALPHA FUND

(formerly known as “North Square Evanston Multi-Alpha Fund”)

SECOND AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

Dated: March 17, 2026

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EVANSTON MULTI-ALPHA FUND
(formerly known as “North Square Evanston Multi-Alpha Fund”)

SECOND AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST of Evanston Multi-Alpha Fund, a Delaware statutory trust, made as of March 17, 2026 by the undersigned Trustees.

WHEREAS, the Trust was formed under the Delaware Statutory Trust Act, 12 Del. C. §§3801 et seq, as from time to time amended, upon the filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware for the investment and reinvestment of funds contributed thereto;

WHEREAS, a Certificate of Amendment to the Certificate of Trust was filed with the Office of the Secretary of State of the State of Delaware to change the name of the Trust from “North Square Evanston Multi-Alpha Fund” to “Evanston Multi-Alpha Fund,” effective on January 1, 2026;

WHEREAS, the Trustees desire to amend and restate the Agreement and Declaration of Trust as set forth herein;

WHEREAS, the Trustees desire that the beneficial interest in the trust assets be divided into shares of beneficial interest, as hereinafter provided; and

WHEREAS, the Trustees declare that all money and property contributed to the trust established hereunder shall be held and managed in trust for the benefit of the holders of the shares of beneficial interest issued hereunder and subject to the provisions hereof;

NOW, THEREFORE, in consideration of the foregoing, the undersigned Trustee hereby declares that all money and property contributed to the trust hereunder shall be held and managed in trust under this Second Amended and Restated Agreement and Declaration of Trust (“Trust Instrument”) as herein set forth below.

ARTICLE I —
NAME AND DEFINITIONS

Section 1.1 — Name.

The statutory trust established pursuant to this Trust Instrument and the filing of the Certificate of Amendment to the Certificate of Trust shall be known as “Evanston Multi-Alpha Fund” and the Trustees shall conduct the business of the Trust under that name, or any other name or names as they may from time to time determine. However, should the Trustees determine that the use of the name of the Trust is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Act. Any such instrument shall not require the approval of the Shareholders, and shall be deemed to be an amendment to this Trust Instrument. The Trust shall constitute a Delaware statutory trust in accordance with the Act and this Trust Instrument shall constitute the governing instrument of the Trust.

Section 1.2 — Definitions.

Wherever used herein, unless otherwise required by the context or specifically provided:

(a) “Act” means the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq., as from time to time amended;

(b) “By-laws” means the By-laws referred to in Section 4.1(e) hereof, if any, as from time to time amended;

(c) The terms “Affiliated Person,” “Assignment,” “Commission,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act. “Majority Shareholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” is given in the 1940 Act;

(d) “Certificate of Trust” means the Certificate of Trust of the Trust as filed by the Trustees with the Office of the Secretary of State of the State of Delaware on even date herewith in accordance with the Act, as amended from time to time.

(e) “Class” means any division of Shares within a Series, which Class is or has been established in accordance with the provisions of Article II.

(f) “Net Asset Value” means the net asset value of each Series or Class of the Trust determined in the manner provided in Section 7.4 hereof;

(g) “Outstanding Shares” means those Shares recorded from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Shares which have been redeemed or repurchased by the Trust or any Series and which are at the time held in the treasury of the Trust;

(h) “Series” means a series of Shares of the Trust established in accordance with the provisions of Section 2.6 hereof;

(i) “Shareholder” means a record owner of Outstanding Shares of the Trust, any Series or Class;

(j) “Shares” means the equal proportionate interest into which the beneficial interests of each Series of the Trust or Class thereof shall be divided and may include fractions of Shares as well as whole Shares;

(k) “Trust” refers to Evanston Multi-Alpha Fund and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

(l) “Trustee” or “Trustees” means the person or persons who has or have signed this Trust Instrument, so long as such person or persons shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

(m) “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Series or not allocated to any Series, or the Trustees on behalf of the Trust and not on behalf of any Series.

(n) “Valuation Date” means the date on which the value of Shares being repurchased will be determined by the Trustees in their sole discretion.

(o) The “1940 Act” refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as may be amended from time to time.

ARTICLE II —
BENEFICIAL INTEREST

Section 2.1 — Shares of Beneficial Interest.

The beneficial interest in the Trust shall be divided into such Shares of one or more separate and distinct Series and Classes within a Series as the Trustees shall from time to time create and establish. The number of Shares of each Series and Class authorized hereunder is unlimited. Each Share shall have a par value of $0.001, unless otherwise determined by the Trustees in connection with the creation and establishment of a Series or Class. All Shares issued hereunder, including without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

Section 2.2 — Issuance of Shares.

The Trustees in their discretion may, from time to time, without obtaining any prior authorization or vote of the Shareholders, issue Shares of each Series and Class to such party or parties and for such amount and type of consideration (or for no consideration if pursuant to a Share dividend or split-up), subject to applicable law, including cash or securities (including Shares of a different Series or Class), at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisitions of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may, without obtaining any prior authorization or vote of the Shareholders, issue fractional Shares and Shares held in the treasury. The Trustees may from time to time, without obtaining any prior authorization or vote of the Shareholders, divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. The Trustees, without obtaining any prior authorization or vote of the Shareholders, may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may be established and designated from time to time.

Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested, may acquire, own, hold and dispose of Shares of any Series or Class of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may repurchase Shares of any Series or Class from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series or Class generally.

Section 2.3 — Register of Shares and Share Certificates.

A register shall be kept at the principal office of the Trust or an office of the Trust’s transfer agent or other agent which shall contain the names and addresses of the Shareholders of each Series and Class, the number of Shares of that Series and Class thereof held by them respectively and a record of all transfers thereof. As to Shares for which no certificate has been issued, such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him as herein or in any By-laws provided, until he has given his address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use. In the event that one or more certificates are issued, which for the avoidance of doubt need not be issued, whether in the name of a Shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of Shares for all purposes, including transfer, assignment or sale of such Shares, subject to such limitations as the Trustees may, in their discretion, prescribe.

Section 2.4 — Transfer of Shares.

Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only in accordance with Section 7.2 herein and only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and none of the Trustees, the Trust or any series, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Section 2.5 — Treasury Shares.

Shares held in the treasury shall not be deemed cancelled and, until reissued pursuant to Section 2.2 hereof, shall not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

Section 2.6 — Establishment of Series and Classes.

The Trust shall consist of one or more Series and Classes and separate and distinct records shall be maintained by the Trust for each Series and Class. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series or Class of the Trust, to establish and designate and to change in any manner any initial or additional Series or Classes and to fix such preferences, voting powers, rights and privileges of such Series or Classes as the Trustees may from time to time determine, to divide or combine the Shares or any Series or Classes into a greater or lesser number, to classify or reclassify any issued Shares or any Series or Classes into one or more Series or Classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. Unless another time is specified by the Trustees, the establishment and designation of any Series or Class shall be effective upon the adoption of a resolution by the Trustees setting forth such establishment and designation and the preferences, powers, rights and privileges of the Shares of such Series or Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Series (or Class) including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The Trust may issue any number of Shares of each Series or Class and need not issue certificates for any Shares.

All references to Shares in this Trust Instrument shall be deemed to be Shares of any or all Series or Classes as the context may require. All provisions herein relating to the Trust shall apply equally to each Series and Class of the Trust except as the context otherwise requires.

All Shares of each Class of a particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities belonging to the Series, and, in the case of each Class, to the liabilities belonging to that Class), and each Share of any Class of a particular Series shall be equal to each other Share of that Class; but the provisions of this sentence shall not restrict any distinctions permissible under this Section 2.6.

Section 2.7 — Investment in the Trust.

The Trustees shall accept investments in any Series of the Trust or Class, if the Series has been divided into Classes, from such persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Series is authorized to invest, valued as provided in Section 7.4 hereof. Unless the Trustees otherwise determine, investments in a Series shall be credited to each Shareholder’s account in the form of full Shares at the Net Asset Value per Share determined as of the most recent Valuation Date prior to the date the investment is received. Without limiting the generality of the foregoing, the Trustees may, in their sole discretion: (a) fix the Net Asset Value per Share of the initial investment; (b) impose sales or other charges upon investments in the Trust; or (c) issue fractional Shares.

Section 2.8 — Assets and Liabilities Belonging to Series, etc.

All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as “assets belonging to” that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series or the Trust, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. If there are classes of Shares within a Series, the assets belonging to the Series shall be further allocated to each Class in the proportion that the “assets belonging to” the Class (calculated in the same manner as with determination of assets “belonging to” the Series) bears to the assets of all Classes within the Series. Each such allocation shall be conclusive and binding upon the Shareholders of all Series and Classes for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series or Class, as the case may be. The assets belonging to a particular Series and Class shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series or Class, as the case may be.

The assets belonging to each Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to as “liabilities belonging to” that Series. Except as provided in the next sentence or otherwise required or permitted by applicable law or any rule or order of the Commission, the “liabilities belonging to” such Series shall be allocated to each Class of a Series in the proportion that the assets belonging to such Class bear to the assets belonging to all Classes in the Series. To the extent permitted by rule or order of the Commission, the Trustees may allocate all or a portion of any liabilities belonging to a Series to a particular Class or Classes (collectively, “Class Expenses”) as the Trustees may from time to time determine is appropriate. In addition, all liabilities, expenses, costs, charges and reserves belonging to a Class shall be allocated to such Class.

Without limitation of the foregoing provisions of this Section 2.8, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets belonging to such Series only, and not against the assets of the Trust generally or any other Series. Notice of this limitation on inter- Series liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may satisfy or enforce any debt, liability, obligation or expense incurred, contracted for or otherwise existing with respect to that Series from the assets of that Series only. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Similarly, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Class shall be enforceable against the assets belonging to such Class only, and not against the assets of the Series or the Trust generally or any other Class.

Section 2.9 — No Preemptive Rights.

Shareholders shall have no preemptive or other similar rights to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or another Series or Class.

Section 2.10 — Conversion Rights.

The Trustees shall have the authority to provide from time to time that the holders of Shares of any Series or Class shall have the right to convert or exchange said Shares for or into Shares of one or more other Series or Classes in accordance with such requirements and procedures as may be established from time to time by the Trustees.

Section 2.11 — Legal Proceedings.

No person, other than a Trustee, who is not a Shareholder of a particular Series or Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to such Series or Class. No Shareholder of a Series or a Class may maintain a derivative action with respect to such Series or Class unless holders of a least ten percent (10%) of the outstanding Shares of such Series or Class join in the bringing of such action. Except as otherwise provided in Section 3816 of the Act and the foregoing provisions of this Section 2.11, all matters relating to the bringing of derivative actions in the right of the Trust shall be governed by the General Corporation Law of the State of Delaware relating to derivative actions, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

In addition to the requirements set forth in Section 3816 of the Act, a Shareholder may bring a derivative action on behalf of the Trust with respect to a Series or Class only if the following conditions are met: (a) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (b) unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action. For purposes of this Section 2.11, the Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

Section 2.12 — Status of Shares.

Shares shall be deemed to be personal property giving only the rights provided in this Trust Instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners.

ARTICLE III —
THE TRUSTEES

Section 3.1 — Management of the Trust.

The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Instrument. The Trustees shall have power to conduct the business of the Trust and each Series and carry on its and their operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust and any Series although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust or a Series, as the case may be, made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

Except for the Trustees named herein, or Trustees appointed to fill vacancies pursuant to Section 3.3 hereof, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares of all Series and Classes voting at a meeting of Shareholders.

Prior to a public offering of Shares there may be a sole Trustee. The initial Trustee of the Trust shall be Scott Zimmerman. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than 3 or more than 14. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 3.2(b) and (d) hereof at the time of decrease. An individual nominated as a Trustee shall be at least 21 years of age at the time of nomination and not under legal disability. Trustees need not own Shares and may succeed themselves in office.

Section 3.2 — Term of Office of Trustees.

Each Trustee shall hold office during the existence of this Trust, and until its termination as herein provided; except that: (a) any Trustee may resign by written instrument signed by him and delivered to the Chairperson, President, Secretary, or other Trustee of the Trust, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed, with or without cause, at any time by written instrument, signed by a majority of the Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who requests in writing to be retired or who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed, with or without cause, at any meeting of the Shareholders by a vote of Shareholders owning at least two-thirds of the outstanding Shares of all Series.

Section 3.3 — Vacancies and Appointment of Trustees.

In case of the declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustee or Trustees shall fill such vacancy by appointing such other person as such Trustee or Trustees in their discretion shall see fit consistent with the limitations under the 1940 Act, unless such Trustee or Trustees determine, in accordance with Section 3.1, to decrease the size of the Board to the number of remaining Trustees.

An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees.

An appointment of a Trustee shall be effective upon the acceptance of the person so appointed to serve as Trustee, except that any such appointment in anticipation of a vacancy shall become effective at or after the date such vacancy occurs.

Section 3.4 — Temporary Absence of Trustee.

Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided or unless there is only one or two Trustees.

Section 3.5 — Effect of Death, Resignation, Etc. of a Trustee.

The declination to serve, death, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

Section 3.6 — Ownership of Assets of the Trust.

Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust or a Series, as the case may be, or in the name of any person as nominee acting for and on behalf of the Trust or a Series, as the case may be. No Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Trust or of any Series or Class, or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in each Series or Class the Shares of which are owned by such Shareholders. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument. The Trust, or at the determination of the Trustees, one or more of the Trustees or a nominee acting for and on behalf of the Trust or a Series, as the case may be, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust or a Series, as the case may be, issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.

Section 3.7 — No Accounting.

Except to the extent required by the 1940 Act or, if determined to be necessary or appropriate by the other Trustees under circumstances which would justify his or her removal for cause, no person ceasing to be a Trustee for reasons including, but not limited to, death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

Section 3.8 — Officers.

The Trustees shall elect a President, a Secretary, a Treasurer, and a Chief Compliance Officer, and may elect a Chairperson or other officer of the Trust as the Trustees deemed appropriate who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairperson, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairperson shall, and any of the President, Secretary or Treasurer may, but need not, be a Trustee.

ARTICLE IV —
POWERS OF THE TRUSTEES

Section 4.1 — Powers.

The Trustees in all instances shall act as principals for and on behalf of the Trust and the Series and their acts shall bind the Trust and the Series, and are and shall be free from the control of the Shareholders. The business and affairs of the Trust and the Series shall be managed by the Trustees and they shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust and the Series. The Trustees shall have the full power and authority to adopt such accounting and tax accounting practices as they consider appropriate for the Trust and for any Class or Series.

The Trustees shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust or any Series. Subject to any applicable limitation in this Trust Instrument, the Trustees shall have power and authority:

(a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust or any Series;

(b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operators, including the power to invest all or any part of its assets in the securities of another investment company;

(c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation, liability or engagement of any person and to lend Trust Property;

(d) To provide for the distribution of interests of the Trust or any Series either through a Principal Underwriter in the manner hereinafter provided for or by the Trust or such Series itself, or both, or otherwise pursuant to a plan of distribution of any kind;

(e) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust or any Series and to amend and repeal them to the extent that they do not reserve that right to the Shareholders, which By-laws shall be deemed a part of this Trust Instrument and are incorporated herein by reference;

(f) To elect and remove such officers and appoint and terminate such agents and contractors as they consider appropriate, any of whom may be a Trustee, and may provide for the compensation of all of the foregoing;

(g) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as custodians of any assets of the Trust or any Series, subject to the 1940 Act and to any conditions set forth in this Trust Instrument;

(h) To retain one or more transfer agents and shareholder servicing agents, or both;

(i) To set record dates in the manner provided herein or in the By-laws;

(j) To delegate such authority (which delegation may include the power to subdelegate) as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;

(k) To join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(1) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(m) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust or any Series;

(n) To the extent permitted by law, indemnify any person with whom the Trust or any Series or Class has dealings;

(o) To engage in and to prosecute, defend, compromise, abandon, or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust or any Series, and out of the assets of the Trust or any Series or Class thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust or any Series, whether or not the Trust, any Series, or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust or any Series;

(p) To purchase and pay for entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust or such Series, including, without limitation, insurance policies insuring the Trust Property and payment of distributions and principal on its investments, and insurance policies insuring the Shareholders, Trustees, officers, representatives, employees, agents, investment advisers, managers, administrators, custodians, underwriters, or independent contractors of the Trust or any Series individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust or any Series would have the power to indemnify such person against such liability;

(q) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust or any Series, subject to the provisions of Section 9.4(b) hereof;

(r) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

(s) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

(t) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trustees, the Trust, or any Series, or in the name of a custodian, subcustodian or other depository or a nominee or nominees or otherwise;

(u) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II hereof and to establish Classes thereof having relative rights, powers and duties as they may provide consistent with applicable law;

(v) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation, issuer or concern, any security or debt instrument of which is held in the Trust or any Series; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation, issuer or concern, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust or any Series;

(w) To litigate, compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any Series or any matter in controversy including, but not limited to, claims for taxes;

(x) To make distributions of income and of capital gains to Shareholders in the manner herein provided;

(y) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or Classes, and to require the repurchase of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

(z) To cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s or such Series’ custodian or transfer, shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder;

(aa) To establish one or more committees comprised of one or more of the Trustees, and to delegate any of the powers of the Trustees to said committees;

(bb) To interpret the investment policies, practices or limitations of any Series or Class;

(cc) To establish a registered office and have a registered agent in the State of Delaware;

(dd) To compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants, contractors and employees of the Trust or the Trustees on such terms as they deem appropriate;

(ee) To invest part or all of the Trust Property (or part or all of the assets of any Series), or to dispose of part or all of the Trust Property (or part or all of the assets of any Series) and invest the proceeds of such disposition, in interests issued by one or more other investment companies or pooled portfolios (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies or pooled portfolios) all without any requirement of approval by Shareholders. Any such other investment company or pooled portfolio may (but need not) be a trust (formed under the laws of any state or jurisdiction) which is classified as a partnership for federal income tax purposes; and

(ff) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series or Class, and not an action in an individual capacity.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

Section 4.2 — Issuance and Repurchase of Shares.

The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, exchange, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article VII, to apply to any such repurchase, retirement, cancellation or acquisition of Shares any funds or property to the Trust, or the particular Series or Class of the Trust, with respect to which such Shares are issued.

Section 4.3 — Trustees and Officers as Shareholders.

Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares to the same extent as if such person were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which such person invested, subject to the general limitations herein contained as to the sale and purchase of such Shares.

Section 4.4 — Action by the Trustees and Committees.

The Trustees (and any committee thereof) may act at a meeting held in person or in whole or in part by conference telecommunications equipment, by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

One-third, but not less than two in number, of the Trustees shall constitute a quorum at any meeting unless there is only one Trustee. Except as the Trustees may otherwise determine, one-third of the members of any committee shall constitute a quorum at any meeting. The vote of a majority of the Trustees (or committee members) present at a meeting at which a quorum is present shall be the act of the Trustees (or any committee thereof).

Except as otherwise limited by the 1940 Act, the Trustees (and any committee thereof) may also act by written consent signed by a majority of the Trustees (or committee members). Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees or committee members, as the case may be.

Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine. Special meetings of the Trustees (and meetings of any committee thereof) may be called orally or in writing by the Chairperson of the Board of Trustees (or the chairperson of any committee thereof) or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees (or any committee thereof) shall be given by the party calling the meeting to each Trustee (or committee member) by telephone, telefax, telegram or other electronic means sent to the person’s home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to the person’s home or business address at least seventy-two hours in advance of the meeting. Notice of all proposed written consents of Trustees (or committees thereof) shall be given to each Trustee (or committee member) by telephone, telefax, telegram or other electronic means, or first class mail sent to the person’s home or business address. Notice need not be given to any person who attends a meeting without objecting to the lack of notice or who executes a written consent or a written waiver of notice with respect to a meeting. Written consents or waivers may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof may be accomplished by telefax or other electronic means approved by the Trustees. Waiver of any notice may be effected by record of such waiver noted in the minutes of any meeting.

Section 4.5 — Chairperson of the Trustees.

The Trustees may appoint one of their number to be Chairperson of the Board of Trustees. The Chairperson shall preside at all meetings of the Trustees at which such person is present and may be (but is not required to be) the chief executive officer of the Trust.

Section 4.6 — Principal Transactions.

Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust or any Series, buy any securities from or sell any securities to, or lend any assets of the Trust or any Series to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment adviser, investment sub-adviser, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other person; and the Trust or any Series may employ any such Affiliated Person or other person, or firm or company in which such Affiliated Person or other person is an Interested Person, as broker, legal counsel, registrar, investment adviser, investment sub-adviser, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

ARTICLE V —
INVESTMENT ADVISER, INVESTMENT SUB-ADVISER, PRINCIPAL UNDERWRITER,
ADMINISTRATOR, TRANSFER AGENT, CUSTODIAN AND OTHER CONTRACTORS

Section 5.1 — Certain Contracts.

Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other type of organizations, or individuals to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust or any Series and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine to be appropriate:

(a) Investment Adviser and Investment Sub-Adviser. The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trust or any Series with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine. Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by the Trustees.

The Trustees may authorize, subject to applicable requirements of the 1940 Act, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

(b) Principal Underwriter. The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust or any Series may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust or such Series.

(c) Administrator. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust or any Series with administrative services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(d) Transfer Agent. The Trustees may in their discretion from time to time enter into one or more transfer agency and Shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(e) Servicing Agent. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust or any Series with trust and/or shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(f) Fund Accounting. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to handle all or any part of the Trust’s accounting responsibilities, whether with respect to the Trust’s properties, Shareholders or otherwise.

(g) Custodian and Depository. The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to act as depository for and to maintain custody of the property of the Trust or any Series or Class and accounting records in connection therewith.

(h) Parties to Contract. Any contract described in this Article V hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust or any Series under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article V. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to this Article V, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 5.1.

ARTICLE VI —
SHAREHOLDER VOTING POWERS AND MEETINGS

Section 6.1 — Voting.

The Shareholders shall have power to vote only: (a) for the election of one or more Trustees in order to comply with the provisions of the 1940 Act (including Section 16(a) thereof); (b) with respect to any contract entered into pursuant to Article V to the extent required by the 1940 Act; (c) with respect to termination of the Trust or a Series or Class thereof to the extent required by applicable law; and (d) with respect to such additional matters relating to the Trust as may be required by this Trust Instrument, any By-laws or any registration of the Trust or Series as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable.

On each matter submitted to a vote of Shareholders, unless the Trustees determine otherwise, all Shares of all Series and Classes shall vote as a single class; provided, however, that: (a) as to any matter with respect to which a separate vote of any Series or Class is required by the 1940 Act or other applicable law or is required by attributes applicable to any Series or Class, such requirements as to a separate vote by that Series or Class shall apply; (b) unless the Trustees determine that this clause (b) shall not apply in a particular case, to the extent that a matter referred to in clause (a) above affects more than one Series or Class and the interests of each such Series or Class in the matter are identical, then the Shares of all such affected Series or Classes shall vote as a single class; and (c) as to any matter which does not affect the interests of a particular Series or Class, only the holders of Shares of the one or more affected Series or Classes shall be entitled to vote. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for by the Trustees or in any By-laws. A proxy may be given in writing, by telefax, other electronic means or in any other manner provided for by the Trustees or in any By-laws. Anything in this Trust Instrument to the contrary notwithstanding, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of the Trust or one or more Series or Classes thereof, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Instrument or any of the By-laws of the Trust to be taken by Shareholders.

Section 6.2 — Meetings.

Meetings of Shareholders (including meetings involving only the holders of Shares of one or more but less than all Series or Classes) may be called by the Trustees from time to time to be held at such place within or without the State of Delaware, and on such date as may be designated in the call thereof for the purpose of taking action upon any matter as to which the vote or authority of the Shareholders is required or permitted as provided in Section 6.1. Special meetings of the Shareholders of any Series may be called by the Trustees. To the extent required by the 1940 Act, special meetings of the Shareholders for the purpose of removing one or more Trustees shall be called by the Trustees upon the written request of Shareholders owning at least 10 percent (10%) of the Outstanding Shares entitled to vote. Notice shall be sent, postage prepaid, by mail or such other means determined by the Trustees, at least 7 days prior to any such meeting.

In the event the Trust or any Series invests in another investment company pursuant to Section 12(d)(1)(E) of the 1940 Act, and such other investment company holds a meeting of its investors, the Trust or Series shall seek instructions from its Shareholders, without the necessity of holding a meeting or obtaining a quorum of Shareholders, and vote all of the Trust’s or any Series’ shares or interests in such other investment company proportionately to the instructions received from the Shareholders of the Trust or such Series. For the avoidance of doubt, any such seeking of Shareholder instructions by the Trust or any Series also may, but need not be, sought through means of a meeting of the Shareholders or use of a proxy, or both.

Section 6.3 — Quorum and Required Vote.

Unless a larger percentage is required by law, by any provision of this Trust Instrument or by the Trustees, one-third of the Shares entitled to vote in person or by proxy on a particular matter shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to that matter. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held without the necessity of further notice. Except when a larger vote is required by law, by any provision of this Trust Instrument or by the Trustees, a majority of the Shares voted in person or by proxy on a particular matter at a meeting at which a quorum is present shall decide any questions with respect to that matter and a plurality shall elect a Trustee.

Section 6.4 — Action by Written Consent.

Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law, by any provision of this Trust Instrument or by the Trustees) consent to the action in writing. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. The Trustees may adopt additional rules and procedures regarding the taking of Shareholder action by written consents.

ARTICLE VII —
DISTRIBUTIONS AND REPURCHASES

Section 7.1 — Distributions.

(a) The Trustees may from time to time declare and pay dividends or other distributions with respect to any Series or Class. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

(b) Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. All dividends and other distributions on Shares of a particular Series or Class shall be distributed pro rata to the Shareholders of that Series or Class in proportion to the number of Shares of that Series or Class they held on the record date established for such payment, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder’s purchase order and/or payment in the prescribed form has not been received by the time or times established by the Trustees under such program or procedure. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

(c) Anything in this Trust Instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend pro rata among the Shareholders of a particular Series, or Class thereof, as of the record date of that Series or Class fixed as provided in Section (b) hereof. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

Section 7.2 — Transfer of Shares.

(a) Any Shares held by a Shareholder may be transferred only: (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Shareholder; or (2) under certain limited instances set out in this Trust Instrument, with the consent of the Trustees (which may be withheld in the Trustees’ sole and absolute discretion). If a Shareholder transfers Shares with the approval of the Trustees, the Trustees will promptly take all necessary actions so that each transferee or successor to whom or to which the Shares are transferred is admitted to the Trust as a Shareholder. The admission of any transferee as a substituted Shareholder will be effective upon the execution and delivery by, or on behalf of, the substituted Shareholder of an investor application form. Each Shareholder and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Trust in connection with any transfer. In connection with any request to transfer Shares, the Trust may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Trustees as to such matters as the Trustees may reasonably request. If a Shareholder transfers all of its Shares, it will not cease to be a Shareholder unless and until the transferee is admitted to the Trust as a substituted Shareholder in accordance with this Section 7.2(a). Any transfer of Shares permitted under this Section 7.2(a) will be effected in accordance with the provisions of Section 2.4 hereof. Pursuant to Section 4.1(j) hereof, the Trustees hereby delegate to the officers of the Trust all power and authority to approve and effect transfers of Shares pursuant to this Section 7.2(a).

(b) Each Shareholder will indemnify and hold harmless the Trust, any related Series, the Trustees, each other Shareholder and any Affiliated Person of the Trust, the Trustees, the investment adviser, any sub-adviser and each of the other Shareholders against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of or arising from: (1) any transfer made by the Shareholder in violation of this Section 7.2; and (2) any misrepresentation by the transferring Shareholder or substituted Shareholder in connection with the transfer. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Trust or any related Series in connection with the transfer, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 7.3 — Repurchases and Redemptions.

(a) Except as otherwise provided in this Trust Instrument, no Shareholder or other person holding Shares will have the right to withdraw or tender Shares to the Trust for repurchase. The Trustees may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Trust to repurchase Shares in accordance with written tenders. The Trustees will cause the Trust to repurchase Shares in accordance with written tenders only on terms fair to the Trust and to all Shareholders.

(b) The Trustees may cause the Trust to repurchase or redeem Shares of a Shareholder or any person acquiring Shares from or through a Shareholder, on terms fair to the Trust and to the Shareholder or person acquiring Shares from or through such Shareholder, in the event that the Trustees, in their sole discretion, determine or have reason to believe that:

(i) the Shares have been transferred in violation of Section 7.2 of this Trust Instrument, or the Shares have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

(ii) ownership of the Shares by a Shareholder or other person is likely to cause the Trust to be in violation of, or require registration of any Shares under, or subject the Trust to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(iii) continued ownership of the Shares may be harmful or injurious to the business or reputation of the Trust, the Trustees or the investment adviser or any of their Affiliated Persons, or may subject the Trust or any of the Shareholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

(iv) any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true; or

(v) it would be in the best interests of the Trust, as determined by the Trustees, for the Trust to repurchase the Shares.

(c) Shares will be repurchased at their Net Asset Value determined as of the Valuation Date. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer (a “Repurchase Notice”). Shareholders who tender may not have all of the tendered Shares repurchased by the Trust. If over-subscriptions occur, the Trustees may, in their complete and absolute discretion, elect to repurchase less than the full amount that a Shareholder requests to be repurchased. If a repurchase offer is oversubscribed, the Trust may repurchase only a pro rata portion of the amount tendered by each Shareholder. The Trustees, in their complete and absolute discretion, may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Shares.

(d) The Trust will pay the value of the Shares to be repurchased within the time described in the Repurchase Notice. Payment of the purchase price for Shares will generally consist of cash in an amount equal to a percentage, as may be determined by the Trustees, of the estimated unaudited net asset value of the Shares repurchased by the Trust determined as of the Valuation Date (after adjusting for fees, expenses, reserves or other allocations or redemption charges). This amount will be subject to adjustment after completion of the annual audit of the Trust’s financial statements for the fiscal year in which the repurchase is effected. Any balance due shall be determined and paid after the completion of the Trust’s annual audit. Notwithstanding anything to the contrary in this Section 7.3, the Trustees, in their discretion, may cause the Trust to pay all or any portion of the repurchase price in Securities in kind (or any combination of Securities in kind and cash) having a value, determined as of the Valuation Date, equal to the amount of the repurchase price so paid. All repurchases of Shares will be subject to any and all conditions as the Trustees may impose in their sole discretion. The Trustees may, in their discretion, cause the Trust to repurchase all of a Shareholder’s Shares, if the Net Asset Value of the Shareholder’s Shares, as a result of repurchase or transfer requests by the Shareholder, is less than any minimum amount established by the Trustees from time to time in their sole discretion. Subject to the procedures of this Section 7.3, the amount due to any Shareholder whose Shares are repurchased will be equal to the Net Asset Value of the Shareholder’s Shares as of the Valuation Date. If all of a Shareholder’s Shares are repurchased, that Shareholder will cease to be a Shareholder.

(e) Notwithstanding the foregoing, the Trust may postpone payment of the repurchase price and may suspend repurchases during any period or at any time when and to the extent permissible under the 1940 Act.

(f) In the event that a Shareholder shall submit a request for the repurchase of a greater number of Shares than are then allocated to such Shareholder, such request shall not be honored.

Section 7.4 — Net Asset Value.

The Net Asset Value per Share (including of any Series or Class thereof) shall be the quotient obtained by dividing the value of the net assets of the Trust (or the applicable Series or Class (being the value of the assets belonging to that Series or Class less the liabilities belonging to that Series or Class)) by the total number of Shares of the Trust or that Series or Class outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

ARTICLE VIII —
LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 8.1 — Limitation of Liability.

Neither a Trustee nor an officer of the Trust, when acting in such capacity, shall be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust, any Trustee or any officer of the Trust. Neither a Trustee nor an officer of the Trust shall be liable for any act or omission in his capacity as Trustee or as an officer of the Trust, or for any act or omission of any other officer or any employee of the Trust or of any other person or party, provided that nothing contained herein or in the Act shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or the duties of such officer hereunder.

Section 8.2 — Indemnification.

(a) To the fullest extent permitted by law, the Trust will, subject to Section 8.2(c) of this Trust Instrument, indemnify each investment adviser (including for this purpose each officer, director, manager, member, partner, principal, employee or agent of, or any person who controls, is controlled by or is under common control with, an investment adviser or partner of the investment adviser, and their executors, heirs, assigns, successors or other legal representatives) and each Trustee (and his executors, heirs, assigns, successors or other legal representatives) (each such person being referred to as an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been an investment adviser or Trustee of the Trust, or the past or present performance of services to the Trust by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 8.2 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 8.2.

(b) Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Trust in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Trust amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 8.2(a) of this Trust Instrument, so long as (1) the indemnitee provides security for the undertaking, (2) the Trust is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Trustees (excluding any Trustee who is either seeking advancement of expenses under this Trust Instrument or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Trust Instrument) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification will be provided in accordance with Section 8.2(a) of this Trust Instrument if (1) approved as in the best interests of the Trust by a majority of the Independent Trustees (excluding any Trustee who is either seeking indemnification under this Trust Instrument or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Trust Instrument) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Trust and that the indemnitee is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, or (2) the Trustees secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the indemnitee against any liability to the Trust or its

Shareholders to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d) Any indemnification or advancement of expenses made in accordance with this Section 8.2 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 8.2, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 8.2. In any suit in the name of the Trust to recover any indemnification or advancement of expenses made in accordance with this Section 8.2, the Trust will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 8.2, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 8.2 will be on the Trust (or any Shareholder acting derivatively or otherwise on behalf of the Trust or its Shareholders).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 8.2 or to which he, she or it may otherwise be entitled except out of the assets of the Trust, and no Shareholders will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided in this Section 8.2 will not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 8.2 will affect the power of the Trust to purchase and maintain liability insurance on behalf of any Trustee, the investment adviser or other person.

Section 8.3 — Shareholders.

No Shareholder of the Trust or of any Series or Class shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series or Class. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay pursuant to terms hereof or by way of subscription for any Shares or otherwise.

In case any Shareholder or former Shareholder of any Series or Class shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series or Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series or Class to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series or Class and satisfy any judgment thereon from the assets of the Series or Class. The indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the one or more Series or Classes whose Shares were held by said Shareholder at the time the act or event occurred which gave rise to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this Section shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Series or Class thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

ARTICLE IX —
MISCELLANEOUS

Section 9.1 — Trust Not a Partnership.

It is hereby expressly declared that a statutory trust and not a partnership is created hereby. All persons extending credit to, contracting with or having any claim against the Trust, any Series of the Trust or any Class within any Series shall look only to the assets of the Trust, such Series or Class for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series or Class shall include a recitation limiting the obligations represented thereby to the Trust or to one or more Series or Classes and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder, Trustee, officer, employee or agent of the Trust).

Section 9.2 — Trustees’ Good Faith Action, Expert Advice, No Bond or Surety.

The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. Subject to the provisions of Article VIII: (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Shareholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a contracting party appointed by the Trustees. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

Section 9.3 — Establishment of Record Dates.

The Trustees may close the Share transfer books of the Trust for a period not exceeding one hundred twenty (120) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding one hundred twenty (120) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

Section 9.4 — Dissolution and Termination of Trust or Series.

(a) This Trust shall continue without limitation of time but subject to the provisions of sub-sections (b), (c) and (d) of this Section 9.4.

(b) Notwithstanding anything in Section 9.4 to the contrary, the Trustees may without Shareholder approval (unless such approval is required by the 1940 Act) in dissolution of the Trust or an applicable Series or Class liquidate, reorganize or dissolve the Trust or an applicable Series or Class in any manner or fashion not inconsistent with applicable law, including, without limitation:

(i) sell and convey all or substantially all of the assets of the Trust or any Series or Class to another trust, partnership, limited liability company, association or corporation, or to a separate Series or Class of shares thereof, organized under the laws of any state or jurisdiction, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any Series or Class, and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, limited liability company, association or corporation or of a series thereof; or

(ii) at any time sell and convert into money all of the assets of the Trust or any Series or Class.

Following a sale or conversion in accordance with the foregoing sub-section 9.4(b)(i) or (ii), and upon making reasonable provision, in the determination of the Trustees, for the payment of all liabilities of the Trust or the affected Series or Class as required by applicable law, by such assumption or otherwise, the Shareholders of each Class of a Series involved in such sale or conversion shall be entitled to receive, as a Class, when and as declared by the Trustees, the excess of the assets belonging to that Series that are allocated to such Class over the liabilities belonging to that Series that are allocated to such Class. The assets so distributable to the Shareholders of any particular Class of a Series shall be distributed among such Shareholders in proportion to the number of Shares of that Class held by them and recorded on the books of the Trust. In the event a Series is not divided into Classes, the foregoing provisions shall be applied on a Series by Series basis.

(c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-section (b), the Trust (in the case of a sale or conversion with respect to the Trust as a whole or the last remaining Series) or any affected Series or Class shall terminate and the Trustees and the Trust or any affected Series or Class shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Trust or such affected Series or Class shall be cancelled and discharged.

(d) Upon the expiration of any two year period that commences on the Valuation Date after the repurchase period for which any Shareholder has submitted, in accordance with the procedure specified in Section 7.3 hereof or under any applicable repurchase policies or procedures of a Series, a written notice to such Series requesting the repurchase of all of such Shareholder’s Shares by such Series, if such Shares have not been repurchased by such Series, such Series shall be dissolved and liquidated.

Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Act, which certificate of cancellation may be signed by any one Trustee.

Section 9.5 — Merger, Consolidation, Incorporation.

Anything in this Trust Instrument to the contrary notwithstanding, the Trustees, in order to change the form of organization and/or domicile of the Trust, may, without prior Shareholder approval: (i) cause the Trust to merge or consolidate with or into one or more trusts, partnerships, limited liability companies, associations or corporations which is or are formed, organized or existing under the laws of a state, commonwealth, possession or colony of the United States; or (ii) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees. Pursuant to and in accordance with the provisions of Section 3815(f) of the Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of any merger or consolidation approved in accordance with this Section 9.5 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation. Any merger or consolidation of the Trust other than as described in the foregoing provisions of this Section 9.5 shall, in addition to the approval of the Trustees, require a Majority Shareholder Vote, except as otherwise permitted by the 1940 Act or other applicable laws and regulations. Nothing in this Section 9.5 shall require, however, Shareholder approval of any transaction whereby the Trust or any Series thereof acquires or assumes all or any part of the assets and liabilities of any other entity.

Section 9.6 — Filing of Copies, References, Headings, Counterparts.

The original or a copy of this Trust Instrument and of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any

Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument. The Trustees are hereby authorized and directed to file on even date herewith the Certificate of Trust with the Office of the Secretary of State of the State of Delaware in accordance with the Act.

In this Trust Instrument or in any such amendment or supplemental Trust Instrument, references to this Trust Instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument. All expressions like “his,” “he” and “him,” shall be deemed to include the feminine and neuter, as well as masculine, genders.

Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Trust Instrument rather than the headings, shall control.

This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 9.7 — Applicable Law.

The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument: (a) the provisions of Section 3540 of Title 12 of the Delaware Code; or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts which relate to or regulate:

(i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 9.8 — Amendments.

Except as specifically provided herein, the Trustees may, without obtaining the prior authorization or vote of the Shareholders, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated Trust Instrument. Shareholders shall have the right to vote: (i) on any amendment which would affect their right to vote granted in Section 6.1; (ii) on any amendment to this Section 9.8; (iii) on any amendment for which such vote is required by law; and (iv) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series or Classes shall be authorized by vote of the Shareholders of each Series or Class affected and no vote of Shareholders of a Series or Class not affected shall be required. Anything in this Trust Instrument to the contrary notwithstanding, any amendment to Article VIII hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of any persons protected thereby prior to such amendment.

Section 9.9 — Fiscal Year.

The fiscal year of the Trust shall end on a specified date as determined from time to time by the Trustees.

Section 9.10 — Provisions in Conflict with Law.

The provisions of this Trust Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

Section 9.11 — Allocation of Certain Expenses.

Each Shareholder will, at the discretion of the Trustees, indemnify the Trust against all expenses and losses resulting from indebtedness incurred in connection with facilitating (i) requests pending receipt of the collected funds from investments sold on the date of such Shareholder’s request to repurchase its Shares; (ii) repurchase requests from such Shareholder who has also notified the Trust of its intention to deposit funds in its accounts on the date of said repurchase request; or (iii) the purchase of investments pending receipt of collected funds from such Shareholder who has notified the Trust of its intention to deposit funds in its accounts on the date of the purchase of the investments.

IN WITNESS WHEREOF, the undersigned have executed this Trust Instrument as of the day and year first above written.

/s/ David B. Boon
David B. Boon

/s/ Donald J. Herrema
Donald J. Herrema

/s/ Catherine A. Zaharis
Catherine A. Zaharis